Exhibit 99.2

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Unaudited Condensed Combined Financial Statements

For the Nine Months Ended September 30, 2012 and 2011

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Index

Page #
Unaudited Condensed Combined Financial Statements:

Condensed Combined Statements of Operations	3

Condensed Combined Balance Sheets	4

Condensed Combined Statements of Cash Flows	5

Notes to Condensed Combined Financial Statements	6 - 12

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Condensed Combined Statements of Operations

(In thousands)

	Nine Months Ended September 30
	2012	2011
	Unaudited	Unaudited
Net Sales	$138,401	$121,358
Costs, expenses and other income:
Cost of goods sold	118,451	115,083
Selling and administrative	22,140	19,975
Other expenses, net	59	232
Interest expense	1,985	1,995

Total costs, expenses and other income	142,635	137,285

Loss from operations before income taxes	(4,234)	(15,927)
Income tax benefit	(2,153)	(6,774)

Total Receivables, net	$(2,081)	$(9,153)

See accompanying notes to condensed combined financial statements.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Condensed Combined Balance Sheets

(In thousands)

	September 30, 2012 Unaudited	December 31, 2011 Unaudited
Assets
Cash	$—	$—
Receivables, net	34,527	20,472
Inventories	18,421	13,696
Prepaid assets	3,342	3,365
Other current assets	274	68

Total current assets	56,564	37,601
Property, plant and equipment, net	268,154	277,311
Goodwill	101,200	101,200
Other long-term assets	2,553	111

Total Assets	$428,471	$416,223

Liabilities and Net Parent Investment
Accounts payable	$9,604	$5,953
Accrued and other liabilities	7,613	7,854

Total current liabilities	17,217	13,807
Long-term debt	46,462	46,454
Other long-term liabilities	954	904
Deferred income taxes	31,533	31,533

Total liabilities	96,166	92,698

Net Parent Investment
Accumulated net contributions from Parent	332,305	323,525

Total Net Parent Investment	332,305	323,525

Total Liabilities and Net Parent Investment	$428,471	$416,223

See accompanying notes to condensed combined financial statements.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Condensed Combined Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30
	2012 Unaudited	2011 Unaudited
Cash flows from operating activities
Net loss	$(2,081)	$(9,153)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,114	16,260
Other non-cash items	(216)	(70)
Amortization of original issue discount	8	17
Change in assets and liabilities:
Receivables	(14,055)	(12,552)
Inventories	(4,725)	(3,926)
Prepaid assets	23	(1,262)
Other current assets	(206)	—
Other long-term assets	(2,442)	2
Accounts payable	3,651	1,435
Accrued and other liabilities	(241)	1,510
Other long-term liabilities	50	14

Net cash used in operating activities	(4,120)	(7,725)

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,741)	(2,915)

Net cash used in investing activities	(6,741)	(2,915)

Cash flows from financing activities:
Net contributions from Parent	10,861	10,640

Net cash provided by financing activities	10,861	10,640

Net increase (decrease) in cash	—	—
Cash, beginning of period	—	—

Cash, end of period	$—	$—

Supplemental Cash Flow Information:
Cash paid for Interest	$1,992	$1,992

See accompanying notes to condensed combined financial statements.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Condensed Combined Financial Statements

1. Background and Nature of Operations

The accompanying condensed combined financial statements include the historical accounts of the Lafarge Target Business (the “Business”) of Lafarge North America Inc. (“Lafarge NA” or the “Parent”), which includes two cement manufacturing facilities, one located in Sugar Creek, Missouri and one located in Tulsa, Oklahoma. In addition to the two cement plants, Lafarge Target Business includes six terminals served by the cement plants, which are located in Kansas City, Missouri, Springfield, Missouri, Omaha, Nebraska, Wichita, Kansas, Iola, Kansas and Oklahoma City, Oklahoma; two aggregates quarries; eight concrete batch plants and the fly-ash business located in the Kansas City, Missouri area. Lafarge NA is a large diversified supplier of aggregate, concrete and concrete products, cement and cement-related products, gypsum drywall and other construction materials used for residential, commercial, institutional and public works construction. Lafarge NA is a wholly-owned subsidiary of Lafarge S.A. (the “Group”), which is domiciled in France.

On September 26, 2012 Lafarge NA entered into a agreement to sell Lafarge Target Business, to Eagle Materials Inc. for approximately $446 million in cash. The purchase price is subject to customary post-closing adjustments. The transaction is expected to close in the fourth quarter of 2012.

2. Significant Accounting Policies

Basis of Presentation

The accompanying condensed combined financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) from the consolidated financial statements and accounting records of Lafarge NA using the historical results of operations and historical cost basis of the assets and liabilities of Lafarge NA that comprise Lafarge Target Business. These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods under Lafarge NA’s management. All intercompany balances and transactions within Lafarge Target Business have been eliminated. Transactions and balances between Lafarge Target Business and Lafarge NA and its subsidiaries are reflected as related party transactions within these financial statements.

The accompanying combined financial statements include the assets, liabilities, revenues and expenses that are specifically identifiable to Lafarge Target Business. In addition, certain costs related to Lafarge Target Business have been allocated from the Parent. Those are derived from multiple levels of the organization including geographic business unit expenses, product line expenses, shared corporate expenses, and fees from the Group holding company. Lafarge Target Business receives service and support functions from Lafarge NA and its subsidiaries. Lafarge Target Business’ operations are dependent upon Lafarge NA and its subsidiaries’ ability to perform these services and support functions. The costs associated with these services and support functions (indirect costs) have been allocated to Lafarge Target Business using the most meaningful respective allocation methodologies which were primarily based on proportionate revenue, proportionate headcount, proportionate direct labor costs, or proportionate tonnage sold by Lafarge Target Business compared to Lafarge NA and/or its subsidiaries. These allocated costs are primarily related to corporate administrative expenses and reorganization costs, employee related costs including pensions and other benefits for corporate and shared employees, and rental and usage fees for shared assets for the following functional groups: information technology, legal services, accounting and finance services, human resources, marketing and contract support, customer support, treasury, facility and other corporate and infrastructural services.

The Business utilizes Lafarge NA’s centralized processes and systems for cash management, payroll, purchasing and distribution. As a result, substantially all cash received by the Business was deposited in and commingled with Lafarge NA’s general corporate funds and is not specifically allocated to Lafarge Target Business. The net

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Condensed Combined Financial Statements

results of these cash transactions between the Business and Lafarge NA are reflected as net parent investment within Equity in the accompanying balance sheets. In addition, the net parent investment represents Lafarge NA’s interest in the recorded net assets of Lafarge Target Business and represents the cumulative net investment by Lafarge NA in Lafarge Target Business through the dates presented, inclusive of cumulative operating results.

Management believes the assumptions and allocations underlying the combined financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis considered by Lafarge NA to be a reasonable reflection of the utilization of services provided to or the benefit received by Lafarge Target Business during the periods presented relative to the total costs incurred by Lafarge NA. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the financial statements had the Business been an entity that operated independently of Lafarge NA. Consequently, future results of operations, should Lafarge Target Business be separated from Lafarge NA, will include costs and expenses that may be materially different than Lafarge Target Business’ historical results of operations, financial position and cash flows. Accordingly, the financial statements for these periods are not indicative of the Lafarge Target Business’ future results of operations, financial position and cash flows.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with US GAAP have been condensed or omitted. Management believes that these financial statements include all adjustments (which are normal and recurring in nature) necessary to present fairly the financial position of the Business and results of operations and cash flows for the periods presented.

The results of operations for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. Seasonal changes and other weather related conditions can affect the production and sales volumes of Lafarge Target Business’ products. Therefore, the financial results for any interim period do not necessarily indicate the results expected for the year.

These unaudited condensed combined financial statements should be read in conjunction with the Lafarge Target Business’ audited combined financial statements and the notes thereto for the year ended December 31, 2011. Lafarge Target Business has continued to follow the accounting policies including the basis of presentation set forth in those combined financial statements.

Revenue Recognition

Revenue from the sale of cement, cement-related products, aggregates, ready-mixed concrete, and concrete products is recorded when title and ownership are transferred upon delivery of the products. Amounts billed to a customer in a sales transaction related to shipping and handling are included in “Net Sales”, and costs incurred for shipping and handling are classified as “Cost of goods sold” in the combined statements of operations. The revenues reported in these financial statements relate to specifically identifiable historical activities of the plants, terminals, and other assets that comprise Lafarge Target Business. Lafarge Target Business assigns revenue to the original production facility of the product even if the product is transported and sold through a distribution facility outside of the scope of Lafarge Target Business, or sold in markets serviced by sales personnel outside of the scope of Lafarge Target Business. Similarly, if a product from a non-Lafarge Target Business plant is sold through a Lafarge Target Business distribution facility or in a Lafarge Target Business market, revenue originating from the transaction remains with the producing facility and is not considered as Lafarge Target Business revenue. Correspondingly, distribution and sales costs for these activities are also allocated to the producing plant.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Condensed Combined Financial Statements

Recent Accounting Pronouncements

In May 2011, the FASB issued guidance in ASU 2011-04 Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and IFRS, which updates the definition of fair value and measurement criteria to bring them into agreement with IFRS’s (which are also changed to agree with US GAAP). The guidance is effective for interim and annual periods beginning after December 15, 2011 The adoption of this guidance did not have a significant impact on the Lafarge Target Business’ financial statements.

In December 2011, the FASB issued guidance on ASU 2011-11 Disclosures about Offsetting Assets and Liabilities, which requires entities to disclose both gross and net information about both instruments and transactions eligible for offset in the combined balance sheets and instruments and transactions subject to an agreement similar to a master netting agreement. The guidance is effective for annual periods beginning on or after January 1, 2013. Early adoption is not permitted, but this guidance shall be applied retrospectively for any period presented that begins before the date of initial recognition. The Business is currently evaluating the impact of the adoption of ASU 2011-11.

3. Receivables

Receivables consist of the following (In thousands):

	September 30,	December 31,
	2012	2011
Trade receivables	$35,362	$21,327
Other receivables	57	5
Allowances	(892)	(860)

Total Receivables, net	$34,527	$20,472

Lafarge NA maintains accounts receivable securitization programs in both the U.S and Canada to provide additional sources of working capital and long-term financing. Under the program, Lafarge NA agrees to sell, on a revolving basis, all of its accounts receivable to wholly-owned, special purpose subsidiaries (the “SPS’s”), which are consolidated in Lafarge NA consolidated financial statements. The SPS’s in turn enter into agreements with an unrelated third-party commercial paper conduit to acquire long-term financing, using the accounts receivable as collateral.

Under the terms of Lafarge NA’s securitization agreement, the company maintains effective control over the assets transferred. In accordance with ASC 860 Transfers and Servicing, the accounts receivable securitization transactions have not been accounted for as sales. The related accounts receivable are included in Lafarge NA financial statements and those directly attributable to Lafarge Target Business have been reflected in these financial statements.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Condensed Combined Financial Statements

4. Inventories

Inventories consist of the following (In thousands):

	September 30,	December 31,
	2012	2011
Finished products	$6,985	$3,539
Work in process	2,958	2,344
Raw materials, commodities, and fuel	2,711	2,081
Spare parts, supplies and other	5,767	5,732

Total Inventories	$18,421	$13,696

Inventories valued using the LIFO method are reported net of reserves of $2.2 million at September 30, 2012 and December 31, 2011. Consistent with the manner in which revenue is recorded, Lafarge Target Business inventories relate to goods produced by Lafarge Target Business plants and not yet sold to a third party customer and may be located at Lafarge NA distribution facilities which are not part of Lafarge Target Business.

5. Property, Plant and Equipment

Property, plant and equipment consist of the following (In thousands):

	September 30,	December 31,
	2012	2011
Land	$28,202	$28,519
Buildings, machinery and equipment	487,709	483,570
Construction in progress	10,986	9,611

Property, plant and equipment, at cost	526,897	521,700
Accumulated depreciation and depletion	(258,743)	(244,389)

Total Property, plant and equipment, net	$268,154	$277,311

Depreciation expenses were $16.0 million and $16.1 million for the nine months ended September 30, 2012 and 2011, respectively.

6. Accrued and Other Liabilities

Accrued and other liabilities consist of the following (In thousands):

	September 30,	December 31,
	2012	2011
Suppliers	$1,880	$3,518
Bonuses	1,474	1,922
Rebates and other	4,259	2,414

Total Accrued and other liabilities	$7,613	$7,854

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Condensed Combined Financial Statements

7. Long-Term Debt

In 1998, Lafarge NA entered into a series of agreements, amended in 2003, with the municipality of Sugar Creek, Missouri. Under the agreements, Lafarge leases the Sugar Creek plant under a lease from the municipality of Sugar Creek, which issued $150 million of tax-exempt Sugar Creek Revenue Bonds to finance the construction of the Sugar Creek plant. Approximately $103 million of the bonds (the so-called Series B bonds) are held by Lafarge NA, while $47 million (the so-called Series A bonds) are held by third party investors. Under the existing lease agreement, Lafarge is the obligor for the entire $150 million amount of bonds. However, given that Lafarge is also the holder of the Series B bonds, the financial statements only reflect the debt associated with the Series A bonds that are held by third party investors. The liability related to the Series A bonds due in 2037 amounted to $46.5 million, stated net of issue discount, at September 30, 2012 and December 31, 2011, bearing an annual interest rate of 5.7%.

8. Income Taxes

The Business is required at the end of each interim reporting period to make its best estimate of the annual effective tax rate for the full fiscal year and use that rate to provide for income taxes on a current year-to-date basis. As such, the 2011 annual effective tax rate was used to provide for income taxes in the combined statements of operations for the nine months ended September 30, 2011. Management however determined that minor changes in the 2012 estimated annual ordinary income before taxes would have significant effects on the 2012 estimated annual effective tax rate, and thus concluded that it cannot make a reliable estimate of the 2012 annual effective tax rate for Lafarge Target Business. As such, the actual effective tax rate for the nine months ended September 30, 2012 was used to provide for income taxes in the combined statements of operations for the nine months ended September 30, 2012.

The Business is subject to audit examinations at federal, state and local levels by tax authorities in those jurisdictions. The tax matters challenged by the tax authorities are typically complex; therefore, the ultimate outcome of these challenges is subject to uncertainty. The Business does not believe that the carved-out operations gave rise to any material tax exposures and the Business and the Parent did not identify any issues that did not meet the recognition threshold or would be impacted by the measurement provisions of the uncertain tax position guidance.

9. Commitments and Contingencies

The Business leases certain land, buildings and equipment. Total expenses under operating leases were $0.4 million and $0.4 million for the nine months ended September 30, 2012 and 2011, respectively. The Business also has noncapital purchase commitments that primarily relate to gas, power, fuel and other significant raw material in the amount of $1.7 million and $7.9 million at September 30, 2012 and December 31, 2011, respectively. The table below shows the future minimum lease payments due under non-cancelable operating leases and purchase commitments at September 30, 2012 (In thousands):

	Years Ended December 31
	Remaining 2012	2013	2014	2015	2016	Later Years
Operating leases	$117	$327	$212	$126	$1	$—
Purchase commitments	2,016	6,842	3,392	3,542	3,588	17,500

Total commitments	$2,133	$7,169	$3,604	$3,668	$3,589	$17,500

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Condensed Combined Financial Statements

In the ordinary course of business, the Business executes contracts involving indemnifications standard in the industry and indemnifications specific to a transaction such as sale of a business. These indemnifications might include claims relating to any of the following: environmental and tax matters; intellectual property rights; governmental regulations and employment-related matters; customer, supplier, and other commercial contractual relationships; and financial matters. While the maximum amount to which the Business may be exposed under such agreements cannot be estimated, it is the opinion of management that these guarantees and indemnifications are not expected to have a materially adverse effect on the Lafarge Target Business’ financial condition, results of operations or liquidity.

The Environmental Protection Agency (“EPA”) has issued new control regulations (“NESHAP”) aimed at reducing the level of certain emissions from all Portland cement kilns operating in the United States. In late 2010, the Portland Cement Association (“PCA”) and several cement producers, including Lafarge North America, sued the EPA asserting that the regulations in the proposed format were invalid and petitioned the United States Court of Appeals—District of Columbia Circuit to void the proposed regulations until corrected by the EPA. In December 2011, the Court ruled that it would not overturn the EPA standards but ordered the EPA to reconsider certain standards and re-issue the NESHAP rules. The EPA has undertaken reconsideration and has proposed rule revisions including changes to the standards applicable to particulate emissions and a change of the NESHAP compliance date for existing sources from September 2013 to September 2015. The EPA has expressed the intention to finalize the revisions through rulemaking by the end of 2012. While a change in compliance date will affect the timing of any expenditures required for compliance, Lafarge North America and the Business expect that Lafarge Target Business will need to expend capital or explore alternate means to license its facilities in order to maintain compliance. The amount already invested for Lafarge Target Business plants relating to NESHAP is approximately $5.4 million. Management expects additional capital investment spend will be needed in the future.

When the Business determines that it is probable that a liability for environmental matters, legal actions or other contingencies has been incurred and the amount of the loss is reasonably estimable, an estimate of the costs to be incurred is recorded as a liability in the financial statements. As of September 30, 2012, such liabilities are not material to the Lafarge Target Business’ financial statements. While management believes its accruals for such liabilities are adequate, the Business may incur costs in excess of the amounts provided at September 30, 2012. Although the ultimate amount of liability at September 30, 2012 that may result from these matters or actions is not ascertainable, the Business believes that any amounts exceeding the recorded accruals will not materially affect its financial condition.

In the ordinary course of business, the Business is involved in certain legal actions and claims, including proceedings under laws and regulations relating to environmental and other matters. Because such matters are subject to many uncertainties and the outcomes are not predictable with assurance, the total liability for these legal actions and claims cannot be determined with certainty. Management believes that such actions and claims will be resolved without material adverse impact to the Lafarge Target Business’ financial condition, results of operations or liquidity.

10. Related Party Transactions

Allocated Expenses

Lafarge Target Business has been allocated expenses from the Parent of $20.7 million and $20.3 million for the nine months ended September 30, 2012 and 2011, respectively. These costs from the Parent are derived from multiple levels of the organization including geographic business unit expenses, product line expenses, shared corporate expenses, and fees from the Group holding company. These allocated costs are primarily related to corporate administrative expenses and reorganization costs, employee related costs including pensions and other benefits for corporate and shared employees, and rental and usage fees for shared assets for the following functional groups: information technology, legal services, accounting and finance services, human resources, marketing and contract support, customer support, treasury, facility and other corporate and infrastructural services. The costs associated with these services and support functions (indirect costs) have been allocated to Lafarge Target Business using the most meaningful respective allocation methodologies which were primarily based on proportionate revenue, proportionate headcount, proportionate direct labor costs, or proportionate tonnage sold by Lafarge Target Business compared to Lafarge NA and/or its subsidiaries.

Lafarge Target Business

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Condensed Combined Financial Statements

Included in the allocated expenses from the Parent are pension and other post-retirement benefits expense of approximately $5.0 million and $5.3 million for the nine months ended September 30, 2012 and 2011, respectively, which has been reflected within cost of goods sold and selling and general administrative expenses in the accompanying statements of operations. Lafarge Target Business’ salaried employees and union hourly employees participate in defined benefit pension plans sponsored by the Parent. These plans include other Parent employees that are not employees of the Business. The Parent also provides certain retiree health and life insurance benefits to eligible employees who have retired from the Business. Salaried participants generally become eligible for retiree health care benefits when they retire from active service at age 55 or later. Benefits, eligibility and cost-sharing provisions for hourly employees vary by location and/or bargaining unit. Generally, the health care plans pay a stated percentage of most medical and dental expenses reduced for any deductible, copayment and payments made by government programs and other group coverage. The related pension and post-retirement benefit liability has not been allocated to the Business and has not been presented in the accompanying balance sheet since the obligation is and will remain a liability of the Parent.

Lafarge SA has announced a new reorganization project designed to accelerate the Group’s development and profitability. The project replaces the product line-based organization with a country-based organization which will include the removal of a layer of management and the reorganization of the Group’s Executive Committee. As part of this project, Lafarge North America has been implementing a new country-based organization in 2012 which is still on-going as of November 27, 2012. While a majority of the changes to the organization are above the level of operations contained in Lafarge Target Business, there has been some impact to the Business. Certain functions previously performed at local operations will, after full implementation, be performed by the Parent as part of their administrative support. The Business is allocated a proportion of the overall cost of the reorganization. Lafarge Target Business’ share of reorganization costs amounted to $1.7 million during the nine months ended September 30, 2012.

Sales/Purchases with unconsolidated affiliates

The Business purchases products from and sells products to certain Lafarge NA affiliates in which it does not have a controlling interest.

Such purchases totaled $4.7 million and $9.2 million for the nine months ended September 30, 2012 and 2011, respectively; such sales totaled $0.6 million and $0.6 million for the nine months ended September 30, 2012 and 2011, respectively. Management believes all transactions with Lafarge Target Business’ affiliates were on terms similar to those that would be obtained in transactions with unrelated parties.

11. Subsequent Events

The Business has evaluated its September 30, 2012 Condensed Combined Financial Statements for subsequent events through November 27, 2012, the date the Condensed Combined Financial Statements were available to be issued.